Exhibit 99.1

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Financial Statements

December 31, 2020

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

December 31, 2020

Table of Contents

Page(s)

Independent Auditors’ Report	1

Combined Balance Sheets	2

Combined Statements of Income	3

Combined Statements of Changes in Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6-19

INDEPENDENT AUDITORS’ REPORT

To the Owners of
  MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., and FMR IP, LLC

We have audited the combined financial statements of MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., and FMR IP, LLC (collectively “MHI”), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of income, changes in equity, and cash flows for the years then ended and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of MHI as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

December 8, 2021

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Balance Sheets

	December 31,
	2020	2019
ASSETS

CASH AND CASH EQUIVALENTS (including restricted cash of $570,847 and $570,494 respectively)	$33,318,401	$24,449,807

NOTES & ADVANCES RECEIVABLE—Affiliates	4,293,623	9,186,856

ACCOUNTS RECEIVABLE—Other	6,977,279	4,339,841

PREPAID EXPENSES AND OTHER ASSETS	40,839,610	38,816,177

RESIDENTIAL HOUSING AND OTHER INVENTORY	441,871,751	452,563,606

FURNITURE, FIXTURES, AND LEASEHOLD IMPROVEMENTS—Net	4,142,039	4,256,252

TRADE NAME—Net	-	1,010,732

INVESTMENTS IN UNCONSOLIDATED ENTITIES	2,572,935	1,871,537

TOTAL ASSETS	$534,015,638	$536,494,808

LIABILITIES AND EQUITY

LIABILITIES:
Trade accounts payable	$35,008,118	$27,916,270
Accrued and other liabilities	53,586,192	36,291,538
Unsecured debt	7,849,000	-
Secured debt agreements	220,732,776	271,882,861

Total liabilities	317,176,086	336,090,669

COMMITMENTS AND CONTINGENCIES

EQUITY	216,839,552	200,404,139

Total equity	216,839,552	200,404,139

TOTAL LIABILITIES AND EQUITY	$534,015,638	$536,494,808

See notes to combined financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC MHI

Combined Statements of Income

	Year Ended December 31,
	2020	2019

HOME SALES REVENUE	$903,784,425	$758,230,559

COST OF SALES—Homes:
Direct costs	683,119,316	585,766,596
Indirect, selling, and closing costs	107,659,406	89,814,388

Total cost of sales—homes	790,778,722	675,580,984

GROSS PROFIT FROM HOME SALES	113,005,703	82,649,575

LAND SALES REVENUE	4,800,055	3,791,680

COST OF SALES—Land:
Direct costs	3,432,861	3,772,394
Indirect, selling, and closing costs	126,027	199,757

Total cost of sales—land	3,558,888	3,972,151

GROSS PROFIT (LOSS) FROM LAND SALES	1,241,167	(180,471)

TOTAL GROSS PROFIT	114,246,870	82,469,104

OPERATING AND OTHER INCOME (EXPENSES):
General and administrative	(45,677,322)	(36,984,906)
Marketing	(9,034,825)	(9,479,305)
Interest	(2,212,735)	(4,863,955)
Inventory valuation adjustment	(456,044)	(589,843)
Equity in earnings of unconsolidated entities	563,497	404,944
Interest income	144,217	84,371
Other income	935,721	784,974

Total operating and other expenses, net	(55,737,491)	(50,643,720)

OPERATING INCOME BEFORE INCOME TAXES	58,509,379	31,825,384

INCOME TAX EXPENSE	(1,065,640)	(788,721)

NET INCOME	$57,443,739	$31,036,663

See notes to consolidated financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Statements of Changes in Equity

BALANCE—December 31, 2018	$177,103,551

Cummulative effect of change in accounting principle	892,968

Distributions	(8,629,043)

Net income	31,036,663

BALANCE—December 31, 2019	200,404,139

Distributions	(27,941,706)

Net income	20,799,557

BALANCE—December 31, 2020	$193,261,990

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Statements of Cash Flows

	Year Ended December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,443,739	$31,036,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,732,159	2,030,532
(Gain)/Loss on disposition of model home furniture and fixtures	(46,286)	(23,418)
Net equity in earnings of unconsolidated entities	(74,296)	(5,918)
Inventory valuation adjustment	456,044	589,843
Amortization of loan acquisition costs	1,842,004	1,850,824
Changes in operating assets and liabilities:
Notes and advances receivable, affiliates	4,893,233	6,140,689
Accounts receivable, other	(2,637,438)	(325,008)
Prepaid expenses and other assets	(1,913,225)	(1,013,116)
Residential housing and other inventory, net	10,235,811	(20,052,089)
Trade accounts payable	7,091,848	84,926
Accrued expenses and other liabilities	17,294,654	4,147,927

Net cash provided by operating activities	97,318,247	24,461,855

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to model home furniture and fixtures	(1,848,216)	(1,187,018)
Other investing activities, net	287,288	(382,386)
Contributions to investment in unconsolidated entities	(627,102)	(1,780,277)

Net cash used in investing activities	(2,188,030)	(3,349,681)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt proceeds	266,548,851	198,786,954
Debt payments	(309,849,936)	(214,697,946)
Debt acquisition costs	(1,952,212)	(1,689,211)
Cash distributions to partners	(41,008,326)	(8,629,043)

Net cash used in financing activities	(86,261,623)	(26,229,246)

NET CHANGE IN CASH AND CASH EQUIVALENTS	8,868,594	(5,117,072)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of year	24,449,807	29,566,879

CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of year	$33,318,401	$24,449,807

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest—net of amounts capitalized	$2,729,720	$5,009,343

Cash paid for taxes	$797,000	$721,840

See notes to consolidated financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 1	- Organization and Description of Business

MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., and FMR IP, LLC (collectively “MHI”), are commonly owned businesses engaged in constructing and selling single-family residential homes. MHI’s product lines feature entry-level, move-up, and luxury homes, with a focus on the move-up market. During the years ended December 31, 2020 and 2019, MHI closed 2,046 and 1,741 homes, respectively. MHI’s operations are in Texas, with principal markets in Houston, Dallas/Fort Worth, Austin, and San Antonio. To the extent there are positive or negative unforeseen economic or regulatory conditions affecting the Texas market, MHI’s operations, cash flows, and financial position may be similarly affected.

During 2020, MHI consolidated its branding under the trade name Coventry in order to achieve better utilization of marketing and internet resources. It’s other principal trade names, Plantation and Wilshire, are still owned by MHI, but are not currently active.

The COVID-19 pandemic has had a widespread impact to the Texas economy, but the demand for residential housing strengthened in 2020 for two primary reasons: (1) businesses are requiring or allowing employees to work from home, and (2) historically low interest rates on mortgage loans. Despite some disruption to operations from March to April 2020, MHI recovered strongly during the remainder of 2020. The U.S. Department of Homeland Security has classified residential construction as an essential business, and therefore MHI was not subject to shut down, stay-at-home orders or other significant restrictions. MHI was able to conduct normal operations during the remainder of the COVID-19 pandemic, but experienced shortages in materials and/or labor due to increased demand for residential housing.

Note 2	- Capital Structure

MHI’s equity interests consist of a corporate general partner, McGuyer Homebuilders, Inc. (“INC”), and four limited partners. The following are the classes of ownership and their interest in earnings:

Class A - The profits and losses of MHI Partnership, Ltd. (“MHI Ltd.”), Class A excluding Class C profits or losses, are to be allocated 0.50% to the general partner and 99.50% to the limited partners in 2020 and 2019. The profits and losses of MHI Models, Ltd. (“MHI Models”), are allocated 0.485% to the general partner and 99.515% to the limited partners. INC is the general partner in both MHI Ltd. and MHI Models. The stockholder’s equity of INC is included in Class A and voting interests in the statement of equity.

Class B – MHI’s Class B interests were converted to Class A interests during 2013 and are no longer eligible for issuance.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 2	- Capital Structure (Continued)

Class C - The proceeds, including interest income and potential loss of principal, from 15% of the undivided interest in certain receivables due from related-party affiliates, are allocated to Class C members. Distributions are based solely upon the collection of principal and interest from these receivables but are subject to certain terms and conditions.

Note 3	- Summary of Significant Accounting Policies

Principles of consolidation

The combined financial statements include the accounts of MHI and MHI Ltd.’s wholly owned subsidiaries, Homeco Purchasing Company, Ltd., MHI (Nevada), LLC, Wilshire Homes, LLC and 2019 Sonoma, LLC. The combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and all material intercompany accounts and transactions have been eliminated upon consolidation.

MHI uses the equity method of accounting for investments in which it has a significant equity interest, but not control of the majority interest. Under the equity method, MHI’s share of earnings is accrued as additional investment in unconsolidated entities and reported in the combined statements of income under equity in earnings of unconsolidated entities.

MHI assesses the consolidation of entities in which it does not own a majority interest under the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation. Generally, these entities, referred to as variable interest entities (“VIEs”), are companies in which MHI contracted to purchase lots, but has no equity ownership. ASC 810 requires certain variable interest entities (“VIEs”) to be consolidated by the primary beneficiary of the entity (See Note 8).

Use of estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments

Management believes that the carrying amounts reported in the combined balance sheets for cash and cash equivalents, accounts receivables, and trade accounts payable approximate their fair values based on their short-term maturities. The fair value of secured debt is not believed to be materially different than the carrying value. The interest on secured debt is variable and believed to approximate market rates.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 3	- Summary of Significant Accounting Policies (Continued)

Concentration of credit risk

At December 31, 2020 and 2019, MHI had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. Management regularly monitors the financial stability of these financial institutions and believes that MHI is not exposed to any significant credit risk in cash and cash equivalents. The Federal Deposit Insurance Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. The standard coverage limit is $250,000 for most deposit categories.

Cash and cash equivalents

Liquid investments with an initial maturity of three months or less are classified as cash equivalents. Amounts in transit from title companies for home closings of approximately $16.3 million and $19.4 million are included in cash and cash equivalents at December 31, 2020 and 2019, respectively.

Accounts receivable

At December 31, 2020 and 2019, accounts receivable consist of reimbursable costs or accrued income as follows:

	2020	2019

Due under developer reimbursement agreements	$2,469,838	$773,456
Vendor rebates receivable	2,510,000	1,860,027
Other receivables	1,997,441	1,706,358

Total accounts receivable, other	$6,977,279	$4,339,841

Residential housing and other inventory

Residential housing and other inventory include completed and under-construction homes, as well as lots, land under development, and unimproved land. Completed homes and lots are stated at the lower of actual cost or net realizable value, less costs to sell. Capitalized costs include housing construction, land purchases, and development costs, as well as indirect costs, including interest on interim construction and development financing, allocated overhead, and taxes during the construction or development periods.

Completed homes, under-construction homes, improved residential lots and unimproved land are evaluated for impairment if potential impairment indicators are present. Housing inventory valuations are determined by comparing expected selling prices in the specific communities and selling prices in comparable surrounding communities, taking into consideration expected sales prices, cancellation rates, construction, and overhead costs. Residential lots are evaluated by comparing market prices in the specific and surrounding communities, along with calculating the expected profitability of the home constructed.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 3	- Summary of Significant Accounting Policies (Continued)

Residential housing and other inventory (continued)

When necessary, a valuation adjustment is recorded to reduce the asset to its estimated net realizable value, less costs to sell. For the years ended December 31, 2020 and 2019, MHI recorded a valuation adjustment on residential housing and other inventory of $456,044 and $589,843, respectively.

Although management believes the valuation estimates reflected in MHI’s combined financial statements are reasonable, there can be no assurances that MHI could ultimately realize these values. Given the uncertainty and volatility in the current economic environment, MHI may be required to take future impairment charges on its residential housing and other inventory.

Capitalized interest on home-building activities

Interest is capitalized on lots and building activities during the construction period. Such capitalized interest is included in cost of sales when revenue is recognized on the sale. Subsequent to substantial completion of construction, interest on homes is no longer capitalized, but is charged directly to expense as incurred and reported as interest expense.

A summary of interest capitalized during the years ended December 31, 2020 and 2019, is as follows:

	2020	2019

Capitalized in inventory—beginning of year	$11,529,474	$10,690,378
Incurred	11,885,918	17,769,656
Less amounts:
Included in costs of sales	(13,055,720)	(12,066,605)
Included in operating expenses	(2,212,735)	(4,863,955)

Capitalized in inventory—end of year	$8,146,937	$11,529,474

Furniture and fixtures

Furniture and fixtures are recorded at cost. Depreciation expense for furniture and fixtures is calculated using the straight-line method over the expected useful life of three to five years. MHI owns its office facility in San Antonio and the building has an expected useful life of thirty-nine years. The costs of maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Accumulated depreciation was $7,103,005 and $6,177,413 as of December 31, 2020 and 2019, respectively. Depreciation expense for the years ended December 31, 2020 and 2019, was $1,721,427 and $1,868,820, respectively, and is included in general and administrative expense in the combined statements of income.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 3	- Summary of Significant Accounting Policies (Continued)

Warranties

MHI provides a limited warranty to each homebuyer at the time of sale. MHI’s warranty exposure is generally limited to one year for most costs. A third-party limited warranty is also provided to each homebuyer. The third-party warranty generally provides coverage in the event of major structural defects for a period of up to 10 years. MHI accrues for estimated warranty costs at the time of each home sale based on historical and anticipated warranty costs. MHI periodically assesses the adequacy of its recorded warranty liability and adjusts the accrued amount as necessary.

The following summarizes MHI’s accrued warranty activity during the years ended December 31, 2020 and 2019:

	2020	2019

Accrued warranty liability—beginning of year	$4,501,195	$2,100,000
Warranty accrual for current year home sales	7,442,196	6,030,181
Warranty payments made during the year	(4,884,297)	(3,628,986)

Accrued warranty liability—end of year	$7,059,094	$4,501,195

Advertising costs

MHI expenses advertising costs as they are incurred. Advertising costs included in marketing expenses totaled $2,771,860 and $2,739,877 for the years ended December 31, 2020 and 2019, respectively.

The salaries of commissioned sales employees and commissions paid to outside real estate agents are included in cost of sales. Except for incremental commissions paid in advance of closing that are recoverable from a specific home sale, sales commissions are expensed as incurred. Prepaid commissions are included in prepaid expenses and other assets on the combined balance sheets.

Income taxes

MHI Ltd. and MHI Models are organized as limited partnerships. FMR IP, LLC is organized as a limited liability company. McGuyer Homebuilders, Inc. is organized as a corporation, but taxed as an S-Corp.  No provision for federal income taxes is included in the accompanying combined financial statements since such liability, if any, is the individual liability of the respective partners or members. MHI does not believe it has any uncertain tax positions or unrecognized tax benefits requiring disclosure. MHI is subject to a state margin tax. Because the margin tax is based on revenue and expenses of MHI, it is considered an income tax and is accounted for in accordance with the provisions of FASB ASC 740, Income Taxes. Income tax expense was $1,065,640 and $788,721 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, MHI had no significant temporary differences, tax credits, or net operating loss carryforwards.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 3	- Summary of Significant Accounting Policies (Continued)

Trade name

In conjunction with an acquisition during the year ended December 31, 2011, MHI acquired the Wilshire Homes trade name and allocated $2,425,712 of the purchase price to this asset. Accumulated amortization related to the trade name was $2,425,712 and $1,414,980 as of December 31, 2020 and 2019, respectively. During 2019, MHI recorded annual amortization of $161,712. During 2020, the Wilshire trade name became inactive and was fully amortized in the amount of $1,010,732.

Revenue recognition

Revenues from homes sales are recognized when MHI has satisfied its performance obligation and control has transferred to the customer. For production homes, this occurs at a point in time, which is the closing date. On this date, title passes to the new homeowner and MHI is entitled to payment. For homes built on a customer’s lot, referred to as the Build on Your Own Lot program (“BOYL”), MHI’s performance obligation and the transfer of control occurs over time, as the construction in process has no alternative use to MHI and it’s then entitled to all payments received as well as payments for work completed to date. Therefore, MHI uses the input method in determining the amount of revenue that is recognizable.

Disaggregated revenues from home sales during the years ended December 31, 2020 and 2019 are as follows:

	2020	2019

Production home sales	$881,018,949	$737,433,418
BOYL home sales	22,765,476	20,797,141

Home sales revenue	$903,784,425	$758,230,559

Revenues from sales of land are recognized at a point in time, which is the closing date. On this date, title passes to the customer and MHI is entitled to payment.

Contract liabilities related to production homes are recorded as customer deposits within accrued expenses and other liabilities on the combined balance sheets. See Note 5.

MHI adopted FASB Accounting Standards Update (“ASU”) 2014-09 for revenue recognition on a modified retrospective basis. MHI increased equity for the cumulative effect of net income from BOYL homes earned in the prior year and previously capitalized sales salaries in the amount of $892,968 as of January 1, 2019. No other changes to the combined financial statements were necessary in order to adopt the standard. MHI used the portfolio approach as a practical expedient in applying the standard.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 3	- Summary of Significant Accounting Policies (Continued)

Leases

In February 2016, the FASB issued ASU 2016-02, which changes how leases are reported in financial statements. ASU 2016-02 primarily impacts off-balance sheet operating leases and will require such leases, with the exception of leases with a term of one year or less, to be recorded on the balance sheet.  Under ASU 2016-02, an intangible asset is recorded for the lessee’s right-of-use, and is amortized over the lease term. The lessee will also record an offsetting lease obligation at the inception of a lease for the present value of future lease payments that will be amortized as lease payments are made.  MHI adopted the provisions of ASU 2016-02 effective January 1, 2019 using the modified retrospective method.

Note 4	- Residential Housing and Other Inventory, Net

Residential housing and other inventory at December 31, 2020 and 2019, consist of the following:

	2020	2019

Under contract:
Homes completed	$17,351,826	$17,361,365
Homes under construction	164,092,027	87,034,268
Lots owned	49,492,445	22,357,428

Total inventory under contract	230,936,298	126,753,061

Speculative units:
Homes completed	9,997,845	38,820,120
Homes under construction	33,612,822	89,962,675
Lots owned	113,625,589	138,386,221

Total speculative units	157,236,256	267,169,016

Model homes:
Completed	48,832,862	48,571,241
Under construction	2,309,474	3,363,137

Total model homes	51,142,336	51,934,378

Land:
Unimproved land	1,643,199	1,568,868
Land under development	913,662	5,138,283

Total land	2,556,861	6,707,151

Total residential housing and other inventory	$441,871,751	$452,563,606

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 4	- Residential Housing and Other Inventory, Net (Continued)

Residential housing and other inventory include accumulated valuation adjustments of $1,016,095 and $754,189 at December 31, 2020 and 2019, respectively.

Note 5	- Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities at December 31, 2020 and 2019, consist of the following:

	2020	2019

Warranty and legal	$8,378,938	$5,410,914
Property taxes	4,501,845	4,654,059
Salaries, wages, and bonuses—net	12,001,178	9,010,406
Customer deposits	20,818,016	10,398,536
Interest	571,159	1,088,144
Other	7,315,056	5,729,479

Total accrued and other liabilities	$53,586,192	$36,291,538

Note 6	- Debt Agreements

MHI’s debt agreements as of December 31 are summarized as follows:

	2020	2019

Revolving credit	$215,732,776	$271,882,861
Unsecured debt	7,849,000	-
Working capital ($5,000,000 maximum)	5,000,000	-

Total outstanding loans	$228,581,776	$271,882,861

Revolving credit:
Credit line maximum	$630,349,000	$635,000,000

Committed loans	$450,676,339	$381,782,376

Revolving credit loan availability	$278,189,478	$290,655,044
Outstanding balances:
Loans	(215,732,776)	(271,882,861)
Letters-of-credit outstanding & limitations	(1,836,025)	(1,055,951)

Revolving credit available borrowing	$60,620,677	$17,716,232

Interest rates as of December 31	1.00%–4.50%	4.50%–5.27%

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 6	- Debt Agreements (Continued)

Interest rates on loan facilities are based on the London InterBank Offering Rate (“LIBOR”) or lender-based US “Prime” interest rates, plus an applicable margin.

Revolving credit agreements for residential construction are secured by residential construction units and lots. For each lot or residential unit, MHI may initially borrow the lesser of the following: 70%-100% of cost or 70%-95% of appraised value. Initial advance rates are subject to 5%-10% annual reduction, depending on the age of inventory. Borrowing availability ends after the lot or residential unit has aged 12-48 months, depending on the loan facility. MHI’s working capital loan is cross-collateralized with a revolving credit agreement from the same lender. Additionally, certain revolving credit agreements allow for land development construction within the revolving credit facility, as described below.

Land development construction loans (“Development Loans”) are secured by land, related improvements, and residential lots upon completion. Prospective land development projects must receive lender pre-approval, and borrowings are limited to an itemized budget for each project. Development Loans are repaid as lots are sold or converted to residential construction loan facilities based on a minimum release price (per lot) as determined by the lender. As of December 31, 2020, there were no Development Loans outstanding.

Model home loans are secured by completed model homes. Prospective model home loans must receive lender preapproval, and borrowings are generally limited to 75% of the appraised value. The initial loan is subject to annual reductions of approximately 5%-10% based on the age of the model and subsequent appraisal. Additionally, the model home term loans contain significant financial covenants regarding interest coverage and leverage.

MHI’s loan facilities contain significant restrictive financial covenants. The most rigorous of these covenants are as follows:

	2020	2019

Liquidity test (cash and available borrowing)	$20,000,000	$15,000,000
Interest coverage ratio	2.00-2.25 to 1.00	2.00-2.25 to 1.00
Leverage ratio	2.75-3.50 to 1.00	2.75-3.50 to 1.00
Tangible net worth, excluding intercompany	$119,000,000	$111,687,520
Maximum investment in land and lots owned	$247,394,706	$172,964,349

To the extent that distributions do not cause the violation of a financial covenant, MHI’s loan agreements allow for unlimited distributions to partners. MHI is also subject to inventory sublimit covenants as follows: (1) maintain speculative/model home ratio of less than 55% of all homes for the first three calendar quarters and less than 60% for the fourth quarter; and (2) speculative homes over one year old are not allowed to be greater than 20% of the total number of homes owned by MHI. Loan covenants are tested by all lenders at the end of each calendar quarter. As of December 31, 2020, MHI believes it was in compliance with all covenants.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 6	- Debt Agreements (Continued)

MHI received a loan from a financial institution in the amount of $7,849,000 under the Paycheck Protection Program (“PPP”) established by the Coronavirus Aid, Relief, and Economics Security (“CARES”) Act. The loan was subject to a note dated April 16, 2020. The PPP provides that the loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The interest rate on the loan is 1%. The loan was fully forgiven in August 2021.

Maturities of MHI’s debt, as revised for subsequent events if applicable, are as follows:

Year Ending December 31,

2021	$63,465,546
2022	125,184,964
2023	15,085,254
2024	4,471,600
2025	20,374,412

Total	$228,581,776

During the years ended December 31, 2020 and 2019, MHI incurred debt acquisition costs of $2,144,712 and $1,832,961, respectively. Debt acquisition costs are amortized over the loan term as a component of interest expense or written off on termination of the related loan facility.

Note 7	- Investment in Unconsolidated Entities

MHI Ltd. owns a 31% interest in WKMM, LLC, a Texas limited liability company, whose sole purpose is the ownership of a 49% interest in Prosperity Title, LLC, located in Austin, Texas. During 2020, MHI Ltd.’s interest increased to 60%. Additionally, MHI Ltd. owns a 50% interest in Felder MHI-Blackhawk, LLC (“Felder MHI”). Felder MHI is developing land in the Austin market to sell as residential lots back to the members. Summarized financial information (unaudited) is as follows:

	2020	2019

Assets	$12,644,020	$9,696,979
Liabilities	7,728,800	6,038,039
Revenues	8,380,969	1,308,967
Expenses	7,116,080	2,355

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 8	- Lot Purchase Contracts and Variable Interest Entities

MHI enters into purchase agreements with residential lot developers for lots in the normal course of business as a homebuilder. Typically, these agreements require a non-refundable earnest money deposit and provide for the quarterly acquisition of lots in quantities that approximate the demand for new homes. Should the lot developer be unable to fulfill its commitment to deliver lots, the earnest money may be refundable. The lots generally have a fixed purchase price, plus an annual escalation rate, however, a small number of agreements are based on a percentage of MHI’s home selling price.

The provisions of these agreements usually create a VIE with the lot developer under the provisions of ASC 810, Consolidation. If the Partnership is considered the primary beneficiary of the agreement, the Partnership would consolidate the lot developer. To consolidate a VIE, the Partnership must assess whether it controls the activities of the VIE that most significantly impact economic performance as well as whether it is expected to absorb losses or receive benefits from the VIE.

In most cases, MHI’s maximum exposure to loss is limited to the non-refundable earnest money, and the VIE’s creditors have no recourse against MHI. As described in Note 10, MHI has irrevocable standby letters of credit for the benefit of one affiliate, however, this does not create significant additional exposure risk. MHI did not consolidate any VIEs in 2020 or 2019. Except for the portion of the purchase price represented by the non-refundable earnest money deposit, MHI’s lots under purchase agreements are not recorded in the combined financial statements.

MHI’s lot purchase agreements are summarized as follows for 2020:

	Lots	Purchase Price	Earnest Money

Third parties	2,212	$192,984,238	$23,051,956
Related parties	1,225	87,884,161	10,761,268

	3,437	$280,868,399	$33,813,224

MHI’s lot purchase agreements are summarized as follows for 2019:

	Lots	Purchase Price	Earnest Money

Third parties	2,577	$203,618,368	$29,254,633
Related parties	957	65,385,724	7,140,459

	3,534	$269,004,092	$36,395,092

Earnest money deposits are included in these combined financial statements under prepaid expenses and other assets.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 9	- Related Party Transactions

7676 Woodway, Ltd.

MHI leases its administrative offices in Houston from a limited partnership that is commonly owned by the owners in MHI. For the years ended December 31, 2020 and 2019, the company paid rent of $860,157 each year. The lease agreement requires fixed monthly payments of $71,680 and expires December 31, 2021.

Adam Property & Casualty Company

MHI contracted for insurance coverage through an affiliate (“Adam”) that is commonly owned by the owners of MHI, for which it paid insurance premiums of $325,122 and $325,228 for liability insurance coverage for the years ended December 31, 2020 and 2019, respectively. Additionally, MHI has borrowed $3,220,593 and $3,220,708 for model home loans from Adam and incurred interest expense of $145,206 and $138,369, respectively, as of and for the years ended December 31, 2020 and 2019 (See Note 6). MHI pays interest on this loan on a monthly basis. Under the terms of the loan agreement, Adam has a second lien on certain model homes owned by MHI. The loan was paid off in February 2021.

Land Affiliates

MHI purchases lots from various land developers and lot resellers (“Land Affiliates”) which are commonly owned by MHI’s partners. For the years ended December 31, 2020 and 2019, MHI purchased $47,893,911 (643 lots) and $41,071,691 (506 lots), respectively, from Land Affiliates. As of December 31, 2020 and 2019, MHI has outstanding non-refundable earnest money deposits and lot purchase contracts with Land Affiliates (See Note 8).

MHI receives reimbursement of personnel costs and operating expenses from Land Affiliates that are reported as a reduction of general and administrative expenses. For the years ended December 31, 2020 and 2019, MHI received reimbursements of $1,300,000 each year.

MHI periodically provides advances to Land Affiliates. As of December 31, 2020 and 2019, balances due from such advances were $4,293,623 and $9,180,991, respectively. For the years ended December 31, 2020 and 2019, MHI accrued interest income from Land Affiliates of $51,767 and $71,898, respectively. The advances were paid in full by the affiliates as of June 30, 2021.

Note 10	- Commitments and Contingencies

Litigation

MHI is engaged in various claims and litigation arising from ordinary business operations. Uninsured losses, if any, resulting from these matters are not expected to have a material adverse impact on the combined financial statements of MHI.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC
Notes to Combined Financial Statements
December 31, 2020

Note 10	- Commitments and Contingencies (Continued)

Operating leases

MHI leases division office facilities under non-cancelable operating leases that expire through 2026. Total rent expense incurred under office facility operating lease agreements for the years ended December 31, 2020 and 2019 was approximately $1,316,000 and $1,313,000, respectively.

The following is a summary of future expected minimum payments under non-cancelable lease terms as of December 31, 2020:

Year Ending December 31,

2021	$1,221,266
2022	366,123
2023	336,043
2024	271,538
2024	265,624
Thereafter	78,224

Total	$2,538,818

Guarantees

As of December 31, 2020, MHI has guaranteed up to $945,000 of bank debt owed by an unconsolidated entity, Felder MHI-Blackhawk, LLC (see Note 7). A guarantee liability has not been recorded as the probability of required performance is remote.

Letters of credit

As of December 31, 2020, MHI has irrevocable standby letters of credit in the amount of $1,836,025 outstanding for the benefit of a land development affiliate that may be used in the event of a loan default by the affiliate. MHI currently believes that the likelihood of performing under these agreements is remote.

Note 11	- Employee Benefit Plan

MHI participates in a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who meet specified service requirements. Under the plan, a discretionary match may be made equal to 25% of each participant’s contribution up to a maximum of $1,800 each year. MHI contributed approximately $523,000 and $477,000 related to the plan for each of the years ended December 31, 2020 and 2019, respectively.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

December 31, 2020

Note 12	- Subsequent Events

During February 2021, MHI made a capital contribution of $800,000 to Felder MHI.

MHI distributed $19,897,671 in cash to its partners through September 2021.

In August 2021, MHI received forgiveness of its PPP loan in the amount of $7,849,000 under the terms of the loan.

In June 2021, MHI entered into an agreement with Dream Finders Homes, Inc. (“DFH”) to sell substantially all its assets at cost as recorded in the combined financial statements at the closing date plus a premium of $50,000,000. Additionally, DFH assumed certain trade payables and accrued liabilities. The sale closed on October 1, 2021. At closing, MHI and DFH also entered into a lot purchase contract in which MHI retained approximately $109,000,000 of lot inventory that DFH may subsequently purchase. The lot purchase contract has no fixed takedown requirements and allows DFH to purchase lots as needed at MHI’s cost, plus price escalation at the annual rate of ten percent (10%), computed on a daily basis.

Management has reviewed for subsequent events through December 8, 2021, which was the date the combined financial statements were available to be issued, and determined that no other events have occurred which require disclosure.